August 4 , 2016 Second Quarter 2016 Earnings Call

Safe Harbor Statement F O R W A R D - L O O K I N G S T A T E M EN T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to successfully securitize or sell mortgage loans; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Financial Summary(1) DELIVERED SOLID QUARTER IN VOLATILE INTEREST RATE ENVIRONMENT • Total return on book value of 3.7%(2) ― Cash dividend of $0.23 per share • Comprehensive Income of $122.3 million, or $0.35 per share • GAAP net loss of $17.0 million, or $0.05 per weighted average share • Core Earnings(3) of $76.2 million, or $0.22 per share 3 (1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended June 30, 2016. (2) See Appendix slide 14 for calculation of Q2-2016 and 2016 year-to-date return on book value. (3) Core Earnings is a non-GAAP measure. Please see Appendix slide 17 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. QUARTERLY FINANCIAL RESULTS

Business Overview RATES STRATEGY • Increased Agency RMBS holdings • Added 3 MSR flow sellers – Portfolio of $55.6 billion in unpaid principal balance (UPB) at June 30, 2016(1) • MSR complements Agency RMBS holdings – MSR exhibits positive yield, negative duration and hedges mortgage basis risk CREDIT STRATEGY • Strong tailwinds for legacy non-Agency RMBS COMMERCIAL REAL ESTATE STRATEGY • Added assets with an aggregate carrying value of $193.2 million • Strengthening underlying fundamentals – Selective portfolio construction – Improvement in rents and occupancies – Investments cushioned by borrowers’ equity SUBSEQUENT TO QUARTER -END • Announced plan to discontinue the mortgage loan conduit and securitization business 4 (1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator.

(Dollars in millions, except per share data) Q2-2016 Book Value Q2-2016 Book Value per share YTD-2016 Book Value YTD-2016 Book Value per share Beginning stockholders’ equity $3,370.7 $9.70 $3,576.6 $10.11 GAAP Net Loss: Core Earnings, net of tax 76.2 148.0 Realized gains and losses, net of tax (39.3) (13.8) Unrealized mark-to-market gains and losses, net of tax (53.9) (240.1) Other comprehensive income 139.3 160.6 Dividend declaration (79.9) (159.9) Other 4.9 7.8 Balance before capital transactions 3,418.0 3,479.2 Repurchase of common stock — (61.3) Issuance of common stock, net of offering costs 0.1 0.2 Ending stockholders’ equity $3,418.1 $9.83 $3,418.1 $9.83 Book Value 5 Comprehensive Income (GAAP) Q2-2016 Comprehensive Income of $122.3 million; $54.7 million Comprehensive Income YTD-2016 Declared Q2-2016 dividend of $0.23 per share; $0.46 per share YTD- 2016

Core Earnings Summary(1)

Q2-2016 FINANCIAL HIGHLIGHTS

(Dollars in millions)	Q1-2016	Q2-2016	Variance ($)	Variance (%)
Interest income	$130.8	$154.8	$24.0	18.4%
Interest expense	41.4	54.0	(12.6)	(30.5%)
Net interest income	89.4	100.8	11.4	12.8%
Loss on swaps and swaptions	(6.2)	(7.7)	(1.5)	(23.7%)
Gain on other derivatives	5.4	5.0	(0.4)	(7.6%)
Servicing income, net of amortization on MSR	17.9	11.3	(6.6)	(36.8%)
Other	1.3	1.4	0.1	4.7%
Total other income	18.4	10.0	(8.4)	n/a
Expenses	34.3	36.6	2.3	(7.2%)
Income taxes	1.7	(2.0)	3.7	n/a
Core Earnings(1)	**$71.8**	**$76.2**	**$4.4**	**6.0%**
Basic and diluted weighted average Core EPS	$0.21	$0.22	$0.01	

- Net interest income increased quarter-over-quarter
  - Increased Agency RMBS holdings and overall debt-to-equity
  - Offset by higher overall financing costs due to borrowings on Agency RMBS and sale of previously retained senior AAA bonds
- Lower realized yield on MSR investments, consistent with expectations in lower rate environment
- Other operating expenses increased $2.7 million quarter-over-quarter, primarily due to amortization of restricted stock awards due to the strong performance of our shares, up nearly 8% in the second quarter

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 17 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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Financing Profile 7 REPURCHASE AGREEMENTS • Outstanding borrowings of $9.7 billion with 23 active counterparties; 31 total counterparties ― Increased borrowings due to purchases of Agency RMBS • Repo markets functioning efficiently; improved advance rates on financing non-Agency RMBS • Added direct lending counterparty in the second quarter; $418.3 million outstanding FEDERAL HOME LOAN BANK OF DES MOINES • Outstanding secured advances of $4.0 billion • Weighted average borrowing rate of 0.63% FINANCING FOR COMMERCIAL REAL ESTATE ASSETS • Expanded usage of two $250 million financing facilities

HISTORICAL CAPITAL ALLOCATION PORTFOLIO COMPOSITION (1) Portfolio Composition 8 $16.1 BILLION PORTFOLIO AS OF JUNE 30, 2016 (1) For additional detail on the portfolio, see Appendix slides 18-24. (2) Commercial consists of senior and mezzanine commercial real estate debt and related instruments. (3) MSR includes Ginnie Mae buyout residential mortgage loans. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (5) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and credit sensitive residential mortgage loans. Commercial(2) $0.93b Dec 31, 2015 Mar 31, 2016 June 30, 2016 Rates(4) Agency 35% 43% 43% MSR 14% 13% 13% Credit(5) Non-Agency 27% 22% 21% Conduit 16% 11% 10% Commercial 8% 11% 13% OPPORTUNISTIC CAPITAL ALLOCATION DRIVES STOCKHOLDER RETURNS Agency $12.16b MSR(3) $0.48b Non-Agency $1.65b Conduit $0.89b Rates(4) $12.64b Credit(5) $2.54b Commercial $0.93b

Portfolio Performance and Hedging 9 Q2-2016 PERFORMANCE HIGHLIGHTS (1) Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets and Agency Derivatives, divided by total equity. (2) “Legacy” non-Agency RMBS includes non-Agency bonds issued up to and including 2009. “New issue” non-Agency MBS includes bonds issued after 2009. (3) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps. SOLID PERFORMANCE ACROSS RATES, CREDIT AND COMMERCIAL STRATEGIES • Debt-to-equity 4.0x at June 30, 2016, compared to 3.0x at March 31, 2016(1) RATES • Added Agency pools at attractive returns • Faster realized prepayment speeds for MSR CREDIT • Strong performance of residential mortgage credit assets COMMERCIAL • Continued portfolio growth; performance in-line quarter-over- quarter Q2-2016 PORTFOLIO METRICS Three Months Ended Mar. 31, 2016 June 30, 2016 Annualized portfolio yield during the quarter 4.58% 3.77% Rates Agency RMBS, Agency Derivatives and MSR 3.7% 3.1% Credit Non-Agency RMBS, Legacy(2) 8.6% 8.3% Non-Agency MBS, New issue(2) 4.8% 5.9% Net economic interest in securitization trusts 4.8% 7.2% Prime jumbo residential mortgage loans 4.1% 4.1% Commercial 6.4% 6.3% Annualized cost of funds on average repurchase and advance balance during the quarter(3) 1.21% 1.18% Annualized interest rate spread for aggregate portfolio during the quarter 3.37% 2.59%

Rates Strategy Update 10 AGENCY RMBS • Agency holdings increased $2.0 billion(1) • Converted TBA positions into pools, including specified pools for prepayment protection • Approximately 60% of pools had some form of prepayment protection as of July 31, 2016 • Added $5.7 billion UPB from flow sale arrangements at lower coupons • 13 active flow sale relationships • Expect near-term flow MSR volume of approximately $2.0 billion UPB per month MORTGAGE SERVICING RIGHTS (1) Total Agency holdings increased $2.0 billion, net of TBA conversions, during the three months ended June 30, 2016. Excluding TBA conversions, Agency RMBS increased $4.0 billion during the three months ended June 30, 2016. COMBINATION OF AGENCY AND MSR CREATES BETTER RETURNS WITH LESS V OLATILIT Y HEDGING STRATEGY • Maintained low interest rate exposure • Increased use of optional protection through swaptions and mortgage options by $3.5 billion net notional ― Provides hedge against higher rates and benefits from lower rates (in millions) Mar. 31, 2016 June 30, 2016 Increase (Decrease) Agency RMBS $8,166 $12,161 $3,995 TBA Positions 1,637 (337) (1,974) Total Agency Holdings $9,803 $11,824 $2,021

Credit Strategy Update 11 LEGACY NON-AGENCY RMBS • Favorable tailwinds drove performance • Strong realized yield of 8.3% • Opportunistically added to holdings • Benefitted from Countrywide RMBS class action settlement proceeds • Credit reserve reduced by $40 million in the quarter and $155 million in the past 12 months due to positive fundamentals • Intend to retain attractive yielding credit assets from Agate Bay securitizations • Anticipate disposition of conduit loans through completing one or more securitizations or through whole loan sales • Expect to deploy roughly half of conduit capital into our other strategies over the next six months MORTGAGE LOAN CONDUIT

• Aggregate portfolio carrying value of $926.4 million at June 30, 2016, up from $744.3 million at March 31, 2016 ― Eighteen senior and six mezzanine assets • Weighted average stabilized loan-to-value (LTV) of 65.5%(1); weighted average spread of LIBOR plus 486 basis points • Strong and attractive pipeline of loans Commercial Real Estate Update 12 PORTFOLIO BY PROPERTY TYPE PORTFOLIO BY LOAN TYPE (1) Stabilized LTV considers the prospective market value “as stabilized” which reflects the property’s market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties. 37.2% 25.5% 19.7% 8.9% 8.7% Office Retail Multifamily Hotel Industrial 85.0% 15.0% Senior Mezzanine

Appendix

Return on Book Value 14 (1) Return on book value for three-month period ended June 30, 2016 is defined as the increase in book value from March 31, 2016 to June 30, 2016 of $0.13 per share, plus dividends declared of $0.23 per share, divided by March 31, 2016 book value of $9.70 per share. (2) Return on book value for six-month period ended June 30, 2016 is defined as the decrease in book value from December 31, 2015 to June 30, 2016 of $0.28 per share, plus dividends declared of $0.46 per share, divided by December 31, 2015 book value of $10.11 per share. Return on book value Q2-2016 (Per share amounts, except for percentage) Book value at March 31, 2016 $9.70 Book value at June 30, 2016 9.83 Increase in book value 0.13 Dividends declared in Q2-2016 0.23 Return on book value Q2-2016 $0.36 Percent return on book value Q2-2016(1) 3.7 % Return on book value YTD-2016 (Per share amounts, except for percentage) Book value at December 31, 2015 $10.11 Book value at June 30, 2016 9.83 Decrease in book value (0.28) Dividends declared YTD-2016 0.46 Return on book value YTD-2016 $0.18 Percent return on book value YTD-2016(2) 1.8%

DIVIDENDS(1) Financial Performance 15 CONMPREHENSIVE INCOME (LOSS) BOOK VALUE AND DIVIDEND PER SHARE(1) GAAP NET INCOME (LOSS) (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter.

Operating Performance

(In millions, except for per share data)	Q1-2016 Core Earnings[1]	Q1-2016 Realized Gains (Losses)	Q1-2016 Unrealized MTM	Q1-2016 Total	Q2-2016 Core Earnings[1]	Q2-2016 Realized Gains (Losses)	Q2-2016 Unrealized MTM	Q2-2016 Total
Interest income	$130.8	$–	$–	$130.8	$154.8	$–	$–	$154.8
Interest expense	41.4	–	–	41.4	54.0	–	–	54.0
Net interest income	89.4	–	–	89.4	100.8	–	–	100.8
Net other-than-temporary impairment losses	–	–	(0.7)	(0.7)	–	–	(0.1)	(0.1)
Gain (loss) on investment securities	–	21.7	7.8	29.5	–	9.9	(1.6)	8.3
(Loss) gain on interest rate swaps and swaptions	(6.2)	30.6	(149.9)	(125.5)	(7.7)	(55.1)	50.1	(12.7)
Gain (loss) on other derivative instruments	5.4	6.3	4.4	16.1	5.0	0.2	(53.2)	(48.0)
Gain on residential mortgage loans held-for-sale	–	1.1	9.7	10.8		3.8	3.9	7.7
Servicing income	34.1	–	–	34.1	35.8	–	–	35.8
Loss on servicing asset	(16.2)	–	(85.2)	(101.4)	(24.5)	–	(52.0)	(76.5)
Other income (loss)	1.3	(2.2)	3.7	2.8	1.4	(5.7)	(5.3)	(9.6)
Total other income (loss)	18.4	57.5	(209.5)	(133.6)	10.0	(46.9)	(58.1)	(95.0)
Management fees & other operating expenses	34.3	4.2	–	38.5	36.6	0.8	–	37.4
Net income (loss) before income taxes	73.5	53.3	(210.2)	(83.4)	74.2	(47.7)	(58.2)	(31.7)
Income tax expense (benefit)	1.7	27.8	(24.0)	5.5	(2.0)	(8.4)	(4.3)	(14.7)
Net income (loss)	**$71.8**	**$25.5**	**($186.2)**	($88.9)	**$76.2**	**($39.3)**	**($53.9)**	($17.0)
Weighted average EPS	$0.21	$0.07	($0.53)	($0.25)	$0.22	($0.11)	($0.16)	($0.05)

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 17 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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GAAP to Core Earnings Reconciliation(1) Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended (In thousands, except for per share data) March 31, 2016 June 30, 2016 Reconciliation of Comprehensive (loss) income to Core Earnings: Comprehensive (loss) income ($67,585) $122,310 Adjustment for other comprehensive income: Unrealized gain on available-for-sale securities (21,345) (139,291) Net loss ($88,930 ) ($16,981 ) Adjustments for non-core earnings: Gain on sale of securities and residential mortgage loans, net of tax (16,749) (12,332) Unrealized gain on securities and residential mortgage loans held-for-sale, net of tax (14,103) (1,026) Other-than-temporary impairment loss 717 90 Unrealized loss (gain) on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax 134,942 (28,851) Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax (9,586) 45,598 (Gain) loss on other derivative instruments, net of tax (9,393) 33,669 Realized and unrealized (gain) loss on financing securitizations, net of tax (1,478) 10,960 Realized and unrealized loss on mortgage servicing rights, net of tax 73,661 44,521 Securitization deal costs, net of tax 2,426 279 Change in representation and warranty reserve, net of tax 337 235 Core Earnings $71,844 $76,162 Weighted average shares outstanding 349,436,015 347,597,955 Core Earnings per weighted average share outstanding $0.21 $0.22 17 (1) Core Earnings is a non-GAAP measure that we define as Comprehensive Income, excluding realized and unrealized gains or losses on the aggregate portfolio, impairment losses, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

Rates: Agency RMBS Metrics 18 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q1- 2016 At March 31, 2016 Realized Q2- 2016 At June 30, 2016 Agency yield 3.3% 3.1% 3.0% 2.8 % Repo and FHLB costs 0.6% 0.7% 0.7% 0.7 % Swap costs 0.4% 0.4% 0.3% 0.2 % Net interest spread 2.3% 2.0% 2.0% 1.9 % Portfolio Metrics Q1-2016 Q2-2016 Weighted average 3-month CPR(1) 9.2% 8.6 % Weighted average cost basis(2) $106.6 $105.3 AGENCY PORTFOLIO COMPOSITION 30-Year Fixed 4-4.5% 32.1% 30-Year Fixed 3-3.5% 57.5% 30-Year Fixed 5% & above 4.8% IO & Inverse IO 3.1% Other 2.2% Hybrid ARMs 0.3%

Rates: Agency RMBS 19 As of June 30, 2016 Par Value ($M) Market Value ($M) % Lower Balance/HARP(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $6,684 $6,991 — % $6,928 3.2% 3 4.0-4.5% 3,536 3,901 85.4% 3,805 4.2% 36 ≥ 5.0% 513 585 73.7% 553 5.5% 89 10,733 11,477 32.8% 11,286 3.6% 19 Hybrid ARMs 33 35 — % 35 5.1% 148 Other 267 268 0.1% 244 3.9% 102 IOs and IIOs 3,722 381(2) 0.3% 360 3.7% 77 Total $14,755 $12,161 30.9% $11,925 3.7% 23 (1) Percent of securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance) and higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV). (2) Represents market value of $229.3 million of IOs and $152.0 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) 20 (1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower. As of March 31, 2016 As of June 30, 2016 Fair value ($M) $446.2 $427.8 Unpaid principal balance ($M) $52,070.4 $55,622.0 Weighted average coupon 3.9% 3.9 % Original FICO score(2) 750 750 Original LTV 75% 75% 60+ day delinquencies 1.0% 0.9 % Net servicing spread 27.2 basis points 27.0 basis points Vintage: Pre-2009 2.4% 2.2% 2009-2012 44.8% 39.9 % Post 2012 52.8% 57.9 % Percent of MSR portfolio: Conventional 81.6% 83.8 % Government FHA 13.7% 12.1 % Government VA/USDA 4.7% 4.1%

Credit: Non-Agency MBS Metrics 21 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes MBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company’s non-Agency interest-only portfolio would have been $54.64 at June 30, 2016. Portfolio Yield Realized Q1- 2016 At March 31, 2016 Realized Q2- 2016 At June 30, 2016 Non-Agency yield 8.3% 8.3% 8.1% 8.3 % Repo and FHLB costs 2.5% 2.3% 2.4% 2.4 % Swap costs 0.3% 0.3% 0.3% 0.3 % Net interest spread 5.5% 5.7% 5.4% 5.6 % NON-AGENCY MBS CPR Non-Agency: Loan Type March 31, 2016 June 30, 2016 Sub-prime 71% 68 % Option-ARM 9% 9 % Prime 6% 6 % Alt-A 5% 5 % Other 9% 12 % Portfolio Metrics Q1-2016 Q2-2016 Weighted average 3-month CPR 5.3% 6.1 % Weighted average cost basis(1) $58.2 $58.6 6.0% 6.9% 6.2% 5.3% 6.1% 0.0% 5.0% 10.0% Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Non Agency MBS CPR

Credit: Non-Agency MBS

As of June 30, 2016	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,138.8	$503.2	$1,642.0
% of non-Agency portfolio	69.4%	30.6%	100.0%
Average purchase price[1]	$54.07	$68.89	$58.61
Average coupon	3.0%	2.3%	2.8%
Weighted average market price[2]	$73.57	$76.14	$74.34
Collateral attributes:			
Average loan age (months)	117	121	118
Average loan size ($K)	$363	$318	$352
Average original Loan-to-Value	71.0%	69.3%	70.6%
Average original FICO[3]	635	659	641
Current performance:			
60+ day delinquencies	26.4%	19.2%	24.7%
Average credit enhancement[4]	10.1%	19.7%	12.4%
3-Month CPR[5]	4.9%	9.7%	6.1%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency MBS, excluding our non-Agency interest-only portfolio, would have been $49.94, $65.66 and $54.64, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency MBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Commercial Real Estate Assets

	Type	Origination Date	Principal Balance	Book Value	Cash Coupon(1)	Yield(2)	Original Term (Years)	State	Property Type	Initial LTV(3)	Stabilized LTV(4)
Asset 1	Senior	12/15	$120.0	$119.2	L + 4.20%	5.91 %	4	LA	Retail	65.5 %	60.0 %
Asset 2	Senior	09/15	105.0	104.6	L + 3.42%	4.76 %	3	CA	Retail	70.9 %	66.9 %
Asset 3	Senior	04/16	82.0	81.0	L + 4.75%	6.09 %	3	NY	Industrial	55.4 %	55.4 %
Asset 4	Senior	11/15	76.6	76.1	L + 4.20%	5.80 %	3	NY	Office	66.4 %	68.7 %
Asset 5	Mezzanine	11/15	49.8	49.8	L + 7.25%	7.82 %	3	Multi-state	Office	77.6 %	77.5 %
Asset 6	Senior	06/16	50.3	49.6	L + 4.49%	5.67 %	4	HI	Retail	76.2 %	56.5 %
Asset 7	Mezzanine	03/15	45.9	45.8	L + 6.75%	8.15 %	2	Multi-state	Hotel	70.3 %	63.5 %
Asset 8	Senior	12/15	43.5	43.3	L + 4.05%	5.61 %	3	TX	Multifamily	81.2 %	76.8 %
Asset 9	Senior	04/16	43.5	42.7	L + 4.40%	6.11 %	3	NY	Office	66.9 %	62.1 %
Asset 10	Senior	02/16	40.1	39.6	L + 4.30%	5.63 %	3	TX	Office	72.9 %	70.4 %
Asset 11	Senior	12/15	39.5	39.3	L + 4.65%	6.43 %	4	PA	Office	74.5 %	67.5 %
Asset 12	Senior	11/15	38.0	37.6	L + 4.55%	6.41 %	4	MD	Office	80.0 %	64.5 %
Asset 13	Senior	03/16	33.8	33.6	5.11%	5.24 %	10	NJ	Office	74.9 %	74.9 %
Asset 14	Senior	01/16	27.8	27.4	L + 4.80%	6.46 %	3	IL	Multifamily	82.8 %	66.7 %
Asset 15	Senior	10/15	23.5	23.4	L + 3.60%	4.94 %	4	NY	Multifamily	73.4 %	58.6 %

(1) Cash coupon does not include origination or exit fees.
(2) Yield includes net origination fees and exit fees, but does not include future fundings.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Stabilized LTV considers the prospective market value "as stabilized" which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties.

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Commercial Real Estate Assets

	Type	Origination Date	Principal Balance	Book Value	Cash Coupon(1)	Yield(2)	Original Term (Years)	State	Property Type	Initial LTV(3)	Stabilized LTV(4)
Asset 16	Senior	08/15	$18.7	$18.6	L + 4.05%	5.67 %	3	FL	Multifamily	85.0 %	68.4 %
Asset 17	Mezzanine	08/15	17.0	17.0	L + 8.75%	10.06 %	2	FL	Hotel	71.9 %	67.9 %
Asset 18	Senior	08/15	14.3	14.3	L + 5.25%	6.82 %	3	FL	Multifamily	76.3 %	75.3 %
Asset 19	Senior	06/16	13.4	13.2	L + 4.62%	5.98 %	3	NY	Multifamily	69.5 %	64.7 %
Asset 20	Senior	10/15	12.6	12.5	L + 4.99%	6.53 %	3	MO	Hotel	73.2 %	57.8 %
Asset 21	Senior	09/15	11.0	11.0	L + 4.03%	5.39 %	3	FL	Multifamily	77.7 %	76.9 %
Asset 22	Mezzanine	07/15	9.9	9.9	L + 12.25%	14.03 %	3	PA	Office	81.6 %	79.6 %
Asset 23	Mezzanine	08/15	9.9	9.9	L + 9.50%	11.59 %	5	GA	Office	78.7 %	66.4 %
Asset 24	Mezzanine	11/15	7.4	6.9	13.00%(5)	13.00 %	10	NY	Hotel	68.3 %	43.7 %
Total/Weighted Average			**$933.6**	**$926.4**	**L + 4.86%**	**6.27 %**	**3.5**			**71.2 %**	**65.5 %**

(1) Cash coupon does not include origination or exit fees.
(2) Yield includes net origination fees and exit fees, but does not include future fundings.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Stabilized LTV considers the prospective market value "as stabilized" which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties.
(5) A variable rate per annum generating not less than a 13% internal rate of return on the principal balance of the loan, inclusive of the exit fee.

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Repo and FHLB Financing(1) 25 (1) As of June 30, 2016. (2) Excludes FHLB membership and activity stock totaling $167.9 million. (3) Weighted average of 75 days to maturity. (4) Includes advances of $2.5 billion with original maturities of 20 years. Repo and FHLB Collateral(2) Repo FHLB Total ($M) Available-for-sale securities, at fair value $10,061.9 $3,391.6 $13,453.5 Derivative asset, at fair value 152.0 — 152.0 Residential mortgage loans held-for-sale, at fair value 24.3 519.5 543.8 Commercial real estate assets 374.9 424.5 799.4 Net economic interests in consolidated securitization trusts 227.8 74.8 302.6 $10,840.9 $4,410.4 $15,251.3 Repo Maturities(3) Amount ($M) Percent (%) Within 30 days $3,824.7 39.6% 30 to 59 days 1,556.0 16.1% 60 to 89 days 1,533.4 15.9% 90 to 119 days 1,075.2 11.1% 120 to 364 days 1,473.5 15.2 % One year and over 207.0 2.1% $9,669.8 100.0 % FHLB Maturities Amount ($M) Percent (%) ≤ 1 year $651.2 16.3% > 1 and ≤ 3 years $815.0 20.4% > 3 and ≤ 5 years — — % > 10 years(4) 2,533.8 63.3% $4,000.0 100.0%

Maturities Notional Amounts ($B)(2) Average Fixed Pay Rate(3) Average Receive Rate(3) Average Maturity (Years)(3) Payers Hedging Repo and FHLB Advances 2016 $1.0 0.435% 0.640% 0.5 2017 2.4 0.765% 0.638% 1.1 2018 0.3 0.984% 0.638% 1.6 2019 0.3 1.283% 0.642% 2.9 2020 and after 1.4 1.919% 0.631% 8.1 $5.4 0.938% 0.638% 2.3 Other Payers 2018 $4.0 1.307% 0.654% 2.1 2020 and after 1.2 2.164% 0.638% 4.6 $5.2 1.504% 0.651% 2.7 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Other Receivers 2018 $0.6 0.654% 1.440% 2.4 2019 0.5 0.635% 1.042% 2.6 2020 and after 2.0 0.646% 2.070% 6.1 $3.1 0.645% 1.784% 4.8 Interest Rate Swaps(1) 26 (1) As of June 30, 2016. (2) Notional amount includes $563.0 million in forward starting interest rate swaps as of June 30, 2016. (3) Weighted averages exclude forward starting interest rate swaps. As of June 30, 2016, the weighted average fixed pay rate on interest rate swaps starting in September 2016 was 2.3%.

Interest Rate Swaptions(1) 27 (1) As of June 30, 2016. Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $56.8 $— 2.0 $1,700 4.09% 3M LIBOR 6.5 Payer >6 Months 43.0 0.4 11.9 1,800 3.27% 3M LIBOR 5.6 Total Payer $99.8 $0.4 11.9 $3,500 3.67% 3M LIBOR 6.0 Receiver <6 Months $20.5 $27.4 1.9 $1,500 3M LIBOR 1.53% 10.0 Total Receiver $20.5 $27.4 1.9 $1,500 3M LIBOR 1.53% 10.0 Sale Contracts: Payer <6 Months ($26.0 ) (10.3) 2.1 ($2,400) 1.71% 3M LIBOR 10.0 Payer >6 Months ($81.2 ) ($0.4 ) 12.0 ($800 ) 3.44% 3M LIBOR 10.0 Total Payer ($107.2 ) ($10.7 ) 2.2 ($3,200 ) 2.14% 3M LIBOR 10.0